Note: Portions of this exhibit indicated by [*] are subject to a confidential treatment request, and have been omitted from this exhibit. Complete, unredacted copies of this exhibit have been filed with the Securities and Exchange Commission as part of the Company’s confidential treatment request.

MEMORANDUM OF UNDERSTANDINGS (YZN/ACL-S08)

THIS MEMORANDUM OF UNDERSTANDINGS (hereinafter called, “THIS MEMORANDUM”) made as of 8th September, 2006, by and between YOZAN INC. (hereinafter called, “YZN”) of the city of Tokyo, Japan, and Airspan Communications　Ltd. (hereinafter called, “ACL”) of the city of Uxbridge, U.K., sets forth the mutual understandings and the up-dated agreement of the both parties regarding MOUs of the both parties dated 23rd June, 2006 (hereinafter called “MOU of 23rd June”) and dated 30th August, 2006 (hereinafter called “MOU of 30th August”), which is for PURCHASE CONTRACTs of the both parties(YZN/ACL-A14 of 14th April, 2005, and YZN/ACL-S13 of 13th September, 2005, collectively called “P/Cs”) made for YZN’s Broadband Wireless Access Service by WiMAX (hereinafter called, “YZN’s WiMAX Project”). The mutual understandings and the up-dated agreement of the both parties herein confirmed are as follows:
1.
YZN and ACL mutually confirmed as of the day hereabove that the stability test of WiFi part of the system purchased by YZN from ACL under P/Cs (collectively called “Purchased System”) has been satisfactorily completed and Purchased System is now acceptable for YZN. Therefore, the both parties has agreed and confirmed that :

	1)	Products delivered and invoiced for shall be deemed to have been accepted by YZN as of the date of the respective invoices; and
	2)	No claims for Liquidated Damage, Penalty or Interest for Delayed Payment shall be made under The Existing Agreements including and not limited to P/Cs with respect to such Products and Delayed Payment.
2.
As agreed by MOU of 23rd June, the both parties agreed to scale-down YZN’s WiMAX Project from “3,000 units of MicroMAX+30,000 units of ST” to “2,000 units of MicroMAX+20,000 units of ST”. As a result, the total Contract Price of P/Cs after this scale-down is about US$28Million, the detailed quantities and Contract Prices of which shall be confirmed separately but immediately by the both parties in the “Exhibit-1” to be incorporated to THIS MEMORANDUM.

3.	The settlement of the pending payments for the already shipped items, which is about 2.7 million US Dollars, shall be paid within one week of THIS MEMORANDUM under MOU of 23rd June.

4.
The shipping schedule of the pending shipment shall be from the end September through the end December (reasonable amount of delay may occur, however, both companies are in good faith in agreement to aim for the indicated time frame). The payment terms for these shipments shall be as per MOU of 23rd June.

5.	ACL will continue its cooperation and support for YZN’s WiMAX Project as did in the past, especially providing YZN with the following collaboration and services:
	1)	ACL will recommend YZN to [*], as a candidate for [*] equity investment.
2)
ACL is prepared to provide YZN with adequate services under separate contracts, with reasonable prices/terms and conditions mutually agreed, for YZN’s WiMAX network operation from radio planning through site arrangement, installation, commissioning and initial operation etc.. The details of this ACL services shall be proposed separately but immediately.

3)
ACL shall continue on working for YZN’s business development such as arrangement with [*] for MVNO business, Service with [*], Press campaign with [*] etc., and 4.95GHz certification by WiMAX Forum, etc.

	4)	ACL will continue, beyond one year guarantee period, the cooperation and support for YZN in YZN’s WiMAX Project such as maintenance of Purchased System and software/hardware upgrading under the reasonable contract for such support.
6.	Except provided herein, P/Cs and MOU of 23rd June which supersedes P/Cs shall be effective as it is.
7.	THIS MEMORANDUM is made in two copies and each party has one of these two.
THIS MEMORANDUM is made as of the date herein-above, by :

YOZAN INC.	Airspan Communications, Ltd.

/s/ Kiyoshi Ohata	/s/ Henrik Smith-Petersen
Kiyoshi Ohata,	Henrik Smith-Petersen,
President	President, Asia-Pacific